Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Results for the Third Quarter Ended September 30, 2013

And

Strategic Alliance Agreement with DS Waters of America, Inc.

WINSTON-SALEM, N.C., November 12, 2013 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers, today announced financial results for the third quarter ended September 30, 2013 and a strategic alliance agreement with DS Waters of America, Inc.

Business Highlights:

•	Water segment net sales for Q3 increased 1.6% to $17.5 million driven by 8.5% U.S. Exchange same-store unit growth

•	Water segment gross margin percentage improved to 33.7% for Q3 of 2013 from 32.3% for Q3 2012

•	Dispenser segment unit sell-thru to consumers increased 2.0% and 10.7% for Q3 and the first nine months of 2013, respectively, compared to 2012

•	Adjusted EBITDA for Q3 increased 61.6% to $3.0 million compared to $1.8 million for Q3 of 2012

•	Generated $9.1 million in cash flow from operations and $3.4 million in free cash flow during the first nine months of 2013 compared to $4.6 million and $0.2 million for the first nine months of 2012

•	Entered into a strategic alliance agreement with DS Waters of America, Inc.

“We are pleased with the continued improvements in our overall operating results,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “We grew our adjusted EBITDA more than 61% over last year and generated strong cash flow.  Going forward, we remain confident in the strength of our business model, the positive operational changes underway and our ability to generate increased cash flow to support our long-term growth opportunities.”

Third Quarter Results

Total net sales decreased 2.4% to $25.5 million compared to $26.2 million for the third quarter of 2012 as a result of a $0.9 million decrease in Dispenser sales partially offset by a $0.3 million increase in Water sales.

Water segment net sales increased 1.6% to $17.5 million for the third quarter compared to $17.3 million in the third quarter of 2012.  Sales in the Water segment consist of sales of multi-gallon purified bottled water (“Exchange”) and self-serve filtered drinking water vending services (“Refill”).  The increase in Water net sales was primarily due to a 4.6% increase in Exchange sales driven by same-store unit growth of 8.5% for the Company’s U.S. Exchange services compared to the third quarter of 2012.  The improvement in Exchange sales was partially offset by a 2.1% decline in Refill sales.

Dispenser segment net sales for the third quarter of 2013 decreased 10.3% to $8.0 million compared to $8.9 million in the third quarter of 2012.  This decrease is primarily a result of retailers managing inventory levels and shipment timing. The Company believes these trends will continue into the fourth quarter.  Despite the 3.7% decline in dispenser unit sell-in to retailers, the Company realized its fifteenth consecutive quarter of growth in consumer purchases as Dispenser unit sales to end consumers increased 2.0% to a 116,400 units for the third quarter of 2013 compared to the same period in the prior year.  The Company believes that increased water dispenser penetration will lead to a continued increase in recurring Water sales.

Gross margin percentage increased to 25.8% for the third quarter from 24.0% for the third quarter of 2012 driven by improvements in both Water and Dispenser gross margins.

Selling, general and administrative (“SG&A”) expenses decreased 19.0% to $3.9 million for the third quarter of 2013 from $4.8 million for the third quarter of 2012.  In addition, as a percentage of net sales, SG&A decreased to 15.2% for the third quarter of 2013 from 18.3% for the third quarter of 2012.

Adjusted EBITDA increased 61.6% to $3.0 million from $1.8 million in the third quarter of 2012.  The net loss from continuing operations for the third quarter of 2013 was $(1.6) million or $(0.07) per share, compared to $(2.5) million or $(0.10) per share for the third quarter of the prior year.

Cash flow from operations increased 95.9% to $9.1 million for the nine months ended September 30, 2013 from $4.6 million for the prior year period.  The increase in cash flow from operations resulted in free cash flow, defined as net cash provided by operating activities less net cash used in investing activities, of $3.4 million for the nine months ended September 30, 2013.

Strategic Alliance Agreement with DS Waters of America, Inc.
Primo also announced today that it has entered into a strategic alliance agreement with DS Waters of America, Inc., one of the nation's leading operators in the Home and Office Beverage Delivery market. Primo will assume responsibility for DS Waters’ current five-gallon retail exchange customers, including account management, billing and collections.  Over time DS Waters will become the primary bottling and distribution partner in the U.S. for Primo’s Exchange services.  It is anticipated that activities under the strategic alliance agreement will be phased in on a region-by-region basis.

“We are combining the strengths of two great companies,” stated Billy Prim. “Primo has extensive knowledge of retail exchange while DS Waters has one of the largest bottling and distribution systems in the industry.  We believe the strategic alliance will also allow us to add incremental revenue, reduce our distribution costs and is expected to lead to improved gross margin over time.”

“We are excited to partner with Primo Water as we each leverage our core business competencies to create a first-class alliance in the bottled water industry,” stated DS Waters CEO Tom Harrington. “We believe this strategic alliance will help us gain increased bottling and distribution volume from Primo’s existing retail business as we continue to provide customers with superior product quality and customer service.”

Guidance
The Company expects full year net sales in the range of $90 to $92 million and adjusted EBITDA in the range of $9.1 to $9.3 million or an increase of 68% to 71% over the prior year.  The Company expects to incur one-time transition costs related to the strategic alliance agreement with DS Waters.

Conference Call and Webcast
The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, November 12, 2013.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Mark Castaneda, Chief Financial Officer, and Matt Sheehan, President and Chief Operating Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through November 26, 2013.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation
Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

About DS Waters of America, Inc.
DS Waters of America, Inc. (DS Waters) is a diversified beverage company providing bottled drinking water, brewed beverages and water filtration systems to homes and offices across the U.S.  Headquartered in Atlanta, Georgia, DS Waters serves over one million homes, offices, restaurants, food service organizations, convenience stores, and retail locations.  Its bottled water products are sold under the brand names Alhambra®, Athena®, Belmont Springs, Crystal Springs®, Deep Rock®, Hinckley Springs®, Kentwood Springs®, Mount Olympus®, Nursery® Water, Sierra Springs®, and Sparkletts®.  Several of its bottled water brands have been satisfying consumers for more than 100 years.  DS Waters offers brewed coffee and tea beverages, as well as office break room supplies under the Standard® Coffee brand. DS Waters provides water filtration systems, equipment and services under the Relyant® brand.   DS Waters supports the communities it serves and provides safe drinking water during emergencies and natural disasters. Visit www.water.com, www.nurserywater.com, www.coffeeservice.com, and www.myutapia.com for more information.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements include our financial guidance and our expectations related to the incremental net sales and reduced distribution costs associated with our strategic alliance agreement with DS Waters.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to achieve the incremental net sales or reduced distribution costs associated with the strategic alliance agreement with DS Waters, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers (including as a result of the Company’s entering into the strategic alliance agreement with DS Waters), the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 22, 2013 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Use of Non-U.S. GAAP Financial Measures
To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA, free cash flow and pro forma fully taxed net loss from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as earnings (loss) from continuing operations before depreciation and amortization; interest expense and other, net; income tax provision; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; and loss on disposal of assets and other.   Free cash flow is defined as net cash provided by operating activities less net cash used in investing actives.  Pro forma fully taxed net loss from continuing operations is defined as loss from continuing operations before income taxes less goodwill impairment; debt restructuring costs; amortization of intangible assets; non-cash, stock-based compensation expense; non-recurring and acquisition related costs as adjusted on a pro forma basis for the full effect of income taxes.  The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and is subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net sales	$25,519	$26,158	$71,696	$70,594
Operating costs and expenses:
Cost of sales	18,936	19,868	53,924	54,081
Selling, general and administrative expenses	3,873	4,783	11,722	13,657
Non-recurring and acquisition-related costs	96	170	190	565
Depreciation and amortization	3,050	2,898	8,579	7,929
Goodwill impairment	-	-	-	11,488
Total operating costs and expenses	25,955	27,719	74,415	87,720
Loss from operations	(436)	(1,561)	(2,719)	(17,126)
Interest expense and other, net	1,138	904	3,359	3,082
Loss from continuing operations before income taxes	(1,574)	(2,465)	(6,078)	(20,208)
Income tax provision	–	–	–	(960)
Loss from continuing operations	(1,574)	(2,465)	(6,078)	(19,248)
Loss from discontinued operations	(511)	(1,370)	(872)	(14,757)
Net loss	$(2,085)	$(3,835)	$(6,950)	$(34,005)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.07)	$(0.10)	$(0.25)	$(0.81)
Loss from discontinued operations	(0.02)	(0.06)	(0.04)	(0.62)
Net loss	$(0.09)	$(0.16)	$(0.29)	$(1.43)

Basic and diluted weighted average common shares outstanding	24,019	23,752	23,901	23,715

Primo Water Corporation
Pro forma fully taxed net loss from continuing operations
(Unaudited; in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Loss from continuing operations	$(1,574)	$(2,465)	$(6,078)	$(19,248)
Income tax benefit	–	–	–	(960)
Loss from continuing operations before income taxes	(1,574)	(2,465)	(6,078)	(20,208)
Goodwill impairment	–	–	–	11,488
Debt restructuring costs	–	–	–	1,061
Amortization of intangible assets	351	353	1,060	1,020
Non-cash, stock-based compensation expense	196	256	819	1,043
Non-recurring and acquisition-related costs	96	170	190	565
Pro forma effect of full income tax	354	641	1,523	1,912
Non-GAAP net loss	$(577)	$(1,045)	$(2,486)	$(3,119)

Basic and diluted non-GAAP net loss per share	$(0.02)	$(0.04)	$(0.10)	$(0.13)

Basic and diluted shares used to compute non-GAAP net loss per share	24,019	23,752	23,901	23,715

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Segment net sales
Water	$17,544	$17,264	$48,686	$47,624
Dispensers	7,975	8,894	23,010	22,970
Total net sales	$25,519	$26,158	$71,696	$70,594

Segment income (loss) from operations
Water	4,924	4,718	13,652	12,654
Dispensers	447	(441)	701	(1,223)
Corporate	(2,661)	(2,770)	(8,303)	(8,575)
Non-recurring and acquisition-related costs	(96)	(170)	(190)	(565)
Depreciation and amortization	(3,050)	(2,898)	(8,579)	(7,929)
Goodwill impairment	-	-	-	(11,488)
	$(436)	$(1,561)	$(2,719)	$(17,126)

Primo Water Corporation
Consolidated Balance Sheets
(in thousands, except par value data)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash	$308	$234
Accounts receivable, net	7,887	9,894
Inventories	6,850	7,572
Prepaid expenses and other current assets	1,459	812
Current assets of disposal group held for sale	300	3,041
Total current assets	16,804	21,553

Bottles, net	4,002	3,838
Property and equipment, net	39,401	41,947
Intangible assets, net	11,341	12,477
Other assets	2,592	1,960
Total assets	$74,140	$81,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,043	$11,455
Accrued expenses and other current liabilities	2,709	4,305
Current portion of capital leases and notes payable	16	15
Current liabilities of disposal group held for sale	378	2,784
Total current liabilities	18,146	18,559

Long-term debt, capital leases and notes payable, net of current portion	18,379	21,251
Other long-term liabilities	317	352
Liabilities of disposal group held for sale, net of current portion	2,000	–
Total liabilities	38,842	40,162

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 24,036 and 23,772 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	24	24
Additional paid-in capital	273,164	272,336
Common stock warrants	8,420	8,420
Accumulated deficit	(246,081)	(239,131)
Accumulated other comprehensive loss	(229)	(36)
Total stockholders’ equity	35,298	41,613
Total liabilities and stockholders’ equity	$74,140	$81,775

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(6,950)	$(34,005)
Less: Loss from discontinued operations	(872)	(14,757)
Loss from continuing operations	(6,078)	(19,248)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,579	7,929
Stock-based compensation expense	819	1,043
Non-cash interest expense	882	1,708
Deferred income tax expense	–	(960)
Bad debt expense	5	161
Goodwill impairment	–	11,488
Other	185	(133)
Changes in operating assets and liabilities:
Accounts receivable	1,952	(1,031)
Inventories	715	369
Prepaid expenses and other assets	(211)	(597)
Accounts payable	3,870	3,099
Accrued expenses and other liabilities	(1,641)	806
Net cash provided by operating activities	9,077	4,634

Cash flows from investing activities:
Purchases of property and equipment	(3,745)	(3,121)
Purchases of bottles, net of disposals	(1,904)	(683)
Proceeds from the sale of property and equipment	2	42
Additions to and acquisitions of intangible assets	(43)	(688)
Net cash used in investing activities	(5,690)	(4,450)

Cash flows from financing activities:
Borrowings under revolving credit facilities	68,062	24,496
Payments under revolving credit facilities	(73,899)	(32,426)
Borrowings under Comvest Term loans	3,000	15,150
Note payable and capital lease payments	(11)	(11)
Debt issuance costs	(689)	(2,049)
Proceeds from sale of common stock, net of issuance costs	–	(214)
Stock option and employee stock purchase activity, net	82	15
Net cash (used in) provided by financing activities	(3,455)	4,961

Net (decrease) increase in cash	(68)	5,145
Cash, beginning of year	234	751
Effect of exchange rate changes on cash	(47)	(16)
Cash provided by (used in) discontinued operations from:
Operating activities	189	(4,853)
Investing activities	–	(395)
Cash provided by (used in) discontinued operations	189	(5,248)
Cash, end of period	$308	$632

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Loss from continuing operations	$(1,574)	$(2,465)	$(6,078)	$(19,248)
Depreciation and amortization	3,050	2,898	8,579	7,929
Interest expense and other, net	1,138	904	3,359	3,082
Income tax benefit	–	–	–	(960)
EBITDA	2,614	1,337	5,860	(9,197)
Goodwill impairment	-	-	-	11,488
Non-cash, stock-based compensation expense	196	256	819	1,043
Non-recurring and acquisition-related costs	96	170	190	565
Loss on disposal of assets and other	69	78	307	438
Adjusted EBITDA	$2,975	$1,841	$7,176	$4,337